                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

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Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                  Textron Inc.
                (Name of Registrant as Specified In Its Charter)

                                  Textron Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11:

   4) Proposed maximum aggregate value of transaction:

   Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

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                                   TEXTRON
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                Notice of 1994 Annual Meeting and Proxy Statement
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

                                     TEXTRON

                                                                  March 16, 1994

Dear Fellow Shareholder:

      You are invited to attend the 1994 Annual Meeting of Textron Shareholders to be held on Wednesday, April 27, 1994, at 10:30 a.m. at the Omni Biltmore Hotel, Kennedy Plaza, Providence, Rhode Island.

      The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the meeting. Your Board of Directors unanimously recommends that you vote for proposals 1, 2 and 3.

      We will report on company operations and our progress in improving profitability and shareholder value. We will also review the challenges and opportunities that the company faces as we move forward. We welcome this occasion for dialogue with our shareholders and look forward to your comments and questions.

      We hope you find it convenient to attend the meeting. Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly completing, signing, dating and returning the accompanying proxy card.

      We appreciate your continuing interest in Textron.

                                           Sincerely,

                                           /S/ JAMES F. HARDYMON
                                           James F. Hardymon
                                           Chairman and
                                           Chief Executive Officer


                                    CONTENTS

Notice of Annual Meeting...........................................     1
Proxy Statement....................................................     2
   * Election of Directors.........................................     2
     Security Ownership of Certain Beneficial Holders..............     9
     Security Ownership of Management..............................     9
     Report of the Organization and Compensation Committee on
     Executive Compensation........................................    11
     Executive Compensation........................................    15
       Summary Compensation Table..................................    15
       Stock Option Grants in Last Fiscal Year.....................    16
       Aggregated Option Exercises in Last Fiscal
       Year and Fiscal Year-End Option Values......................    17
       Long-Term Incentive Plan Awards in Last Fiscal Year.........    18
       Pension Plan Table..........................................    18
     Performance Graph.............................................    21
   * Approval of the Textron 1994 Long-Term Incentive Plan.........    22
   * Ratification of Appointment of Independent Auditors...........    25
     Voting of Proxies.............................................    25
     Other Matters to Come Before the Meeting......................    27
     Solicitation of Proxies.......................................    27
     Shareholder Proposals for 1995 Annual Meeting.................    27

                             ---------------------

   * To be voted on at the meeting.

                             ---------------------

                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT.
            PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD.

                                    TEXTRON

                            ------------------------
                            NOTICE OF ANNUAL MEETING
                            ------------------------

To Textron Shareholders:

     The 1994 annual meeting of shareholders of Textron Inc. will be held on Wednesday, April 27, 1994, at 10:30 a.m. at the Omni Biltmore Hotel, Kennedy Plaza, Providence, Rhode Island for the following purposes:

          1. To elect four directors in Class I for a term of three years in accordance with Textron's By-Laws (Item 1).

          2. To approve the adoption of the Textron 1994 Long-Term Incentive Plan, which is RECOMMENDED by the Board of Directors (Item 2).

          3. To ratify the appointment of Ernst & Young as Textron's independent auditors for 1994, which is RECOMMENDED by the Board of Directors (Item 3).

          4. To transact such other business as may properly come before the meeting.

     You are entitled to vote all shares of Common and Preferred Stock registered in your name at the close of business on March 4, 1994. If you attend the meeting and desire to vote in person, your proxy will not be used. If your shares are held in the name of your broker or bank and you wish to attend the meeting in person, you should request your broker or bank to issue you a proxy covering your shares.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

     A list of shareholders entitled to vote at the 1994 annual meeting will be open to examination by any shareholder, for any purpose germane to the meeting, for ten days prior to the meeting at Textron's corporate office, 40 Westminster Street, Providence, Rhode Island 02903.

                                            By order of the Board of Directors,


                                            /S/ KAREN A. QUINN-QUINTIN
                                            Karen A. Quinn-Quintin
                                            Vice President and Secretary

Providence, Rhode Island
March 16, 1994

                                  TEXTRON INC.

                                PROXY STATEMENT

GENERAL

     This proxy statement, which is being mailed on or about March 16, 1994, to each person entitled to receive the accompanying notice of annual meeting, is furnished in connection with the solicitation by the Board of Directors of Textron Inc. of proxies to be voted at the annual meeting of shareholders to be held on April 27, 1994, and at any adjournments thereof. Textron's principal executive office is located at 40 Westminster Street, Providence, Rhode Island 02903.

     All shareholders of record at the close of business on March 4, 1994, will be entitled to vote. The stock transfer books will remain open. As of March 4, 1994, Textron had outstanding 88,605,596 shares of Common Stock; 311,769 shares of $2.08 Cumulative Convertible Preferred Stock, Series A; and 137,732 shares of $1.40 Convertible Preferred Dividend Stock, Series B (preferred only as to dividends), each of which is entitled to one vote with respect to each matter to be voted upon at the meeting. All shareholders vote as one class.

                             ELECTION OF DIRECTORS

     The Board of Directors is composed of three classes of directors, designated Class I, Class II and Class III. One class of directors is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified. It is the intention of the persons named in the accompanying proxy, unless otherwise instructed, to vote to elect Messrs. Campbell, Dickson, Macomber and Snow to Class I. Each nominee presently serves as a director of Textron. Information is furnished below with respect to each nominee for election and each director continuing in office.

                             NOMINEES FOR DIRECTOR

                        CLASS I -- NOMINEES FOR TERMS EXPIRING IN 1997

                  LEWIS B. CAMPBELL                  DIRECTOR SINCE JANUARY 1994

                       Mr. Campbell, 47, is President and chief operating
                  officer of Textron. He joined Textron in September 1992 as Executive Vice President and chief operating officer and assumed his present position on January 1, 1994. Prior to joining Textron he was a Vice President of General Motors Corporation and General Manager of GM's GMC Truck Division. He began his career at GM in 1968 and progressed through various product design, engineering, manufacturing and management positions. Mr. Campbell served as a Vice President of GM and General Manager of its Flint Automotive Division Buick-Oldsmobile-Cadillac Group from 1988 to 1991 and became General Manager of its GMC Truck Division in 1991. Mr. Campbell is a director of Avco Financial Services, Inc., The
Paul Revere Corporation and Citizens Financial Group, Inc.

     Mr. Campbell is a member of the Executive Committee.

                  R. STUART DICKSON                          DIRECTOR SINCE 1984

                       Mr. Dickson, 64, is former Chairman of the Board of
                  Ruddick Corporation, a diversified holding company with interests in industrial sewing thread, regional supermarkets, business forms and venture capital businesses. He served in that capacity from 1968 until February 1994. Mr. Dickson currently serves as Chairman of the Ruddick Executive Committee. Mr. Dickson is a director of First Union Corporation, PCA International and United Dominion Industries.

                       He is Chairman of the Charlotte-Mecklenburg Hospital
                  Authority and a trustee of Davidson College.

     Mr. Dickson is a member of the Audit Committee and the Pension Committee.
- --------------------------------------------------------------------------------

                  JOHN D. MACOMBER                   DIRECTOR SINCE OCTOBER 1993

                       Mr. Macomber, 66, is Principal of JDM Investment Group, a
                  private investment firm. He was chief executive officer of Celanese Corporation, a diversified chemical company, from 1977 to 1986 and also served as Chairman from 1980 to 1986. He served as Chairman and President of the Export-Import Bank of the United States from 1989 to 1992. He is a director of Bristol Myers Squibb Co., The Brown Group, Inc., DNA Plant Technology Corporation, Pilkington Ltd. and Xerox Corporation and a member of the International Advisory Board of Compagnie Financiere de Paribas.

                       Mr. Macomber is Chairman of the Council for Excellence in
                  Government and a trustee of The Rockefeller University, Carnegie Institute of Washington and Phillips Academy Andover.

     Mr. Macomber is a member of the Audit Committee and the Nominating
Committee.
- --------------------------------------------------------------------------------

                  JOHN W. SNOW                               DIRECTOR SINCE 1991

                       Mr. Snow, 54, is Chairman, President, chief executive
                  officer and a director of CSX Corporation, an international transportation company that offers a variety of rail, container-shipping, trucking and barge services. He joined a predecessor company of CSX Corporation in 1977 as Vice President-Government Affairs and progressed through various executive positions. Mr. Snow became President and a director of CSX Corporation in 1988, chief executive officer in 1989 and Chairman in 1991.

                       Mr. Snow is a director of Dominion Resources, Inc.,
                  NationsBank Corporation and Bassett Furniture Industries, Inc. and a member of the board of the Virginia Museum of Fine Arts.

     Mr. Snow is a member of the Executive Committee and the Organization and Compensation Committee.
- --------------------------------------------------------------------------------

                         DIRECTORS CONTINUING IN OFFICE

                        CLASS II -- TERMS EXPIRE IN 1995

                  JAMES F. HARDYMON                          DIRECTOR SINCE 1989

                       Mr. Hardymon, 59, is Chairman and chief executive officer
                  of Textron. He joined Textron in December 1989 as President and chief operating officer, became chief executive officer in January 1992, assumed the additional title of Chairman in January 1993 and relinquished the title of President to Mr. Campbell in January 1994. Prior to joining Textron, Mr. Hardymon was President, chief operating officer and a director of Emerson Electric Co., a global manufacturer of electrical and electronic products and systems. Mr. Hardymon joined Emerson Electric's Browning Manufacturing Division in 1961 and progressed through various executive positions at Emerson. Mr. Hardymon served as Vice Chairman and chief operating officer of Emerson from 1987 to 1988, and then served as President and chief operating officer of Emerson until joining Textron in 1989. Mr. Hardymon also served as a director of Emerson from 1987 until he joined Textron. Mr. Hardymon is a director of Avco Financial Services, Inc., The Paul Revere Corporation and Fleet Financial Group, Inc.

     Mr. Hardymon is Chairman of the Executive Committee.

- --------------------------------------------------------------------------------

                  WEBB C. HAYES, III                         DIRECTOR SINCE 1970

                       Mr. Hayes, 73, is a partner in the law firm of Baker &
                  Hostetler, Washington, D.C., with which he has been associated since 1948.

                       Mr. Hayes is a member of the Executive Committee and the
                  Nominating Committee.
- --------------------------------------------------------------------------------

                  BARBARA SCOTT PREISKEL                     DIRECTOR SINCE 1975

                       Mrs. Preiskel, 69, is a director of the American Stores
                  Company, General Electric Company, Massachusetts Mutual Life Insurance Company and The Washington Post Company. She is Chairman of New York Community Trust, a member of the board of the New York Philharmonic, a trustee of Wellesley College and a trustee of the Ford Foundation. Mrs. Preiskel is a former Senior Vice President and General Counsel of the Motion Picture Association of America, Inc. She joined the Association in 1959 as Deputy Attorney, was elected a Vice President in 1971 and served as Senior Vice President from 1977 to 1983.

                       Mrs. Preiskel is Chairman of the Nominating Committee and
                  a member of the Pension Committee.
- --------------------------------------------------------------------------------

                  THOMAS B. WHEELER                      DIRECTOR SINCE MAY 1993

                       Mr. Wheeler, 57, is President, chief executive officer
                  and a director of Massachusetts Mutual Life Insurance Company. He was a member of the Massachusetts Mutual field sales force from 1962 to 1983, served as Executive Vice President of Massachusetts Mutual's insurance and financial management line from 1983 to 1986, became President and chief operating officer in 1987 and assumed his current position in 1988. He is a director of the Bank of Boston Corporation.

                       Mr. Wheeler is Chairman of the Massachusetts Business
                  Roundtable, a trustee of Springfield College, the Basketball Hall of Fame and the Springfield Orchestra Association and a
member of the Yale University Development Board.

     Mr. Wheeler is a member of the Audit Committee and the Pension Committee.
- --------------------------------------------------------------------------------

                       CLASS III -- TERMS EXPIRE IN 1996

                  H. JESSE ARNELLE                  DIRECTOR SINCE DECEMBER 1993

                       Mr. Arnelle, 59, is senior partner in the law firm of
                  Arnelle & Hastie, San Francisco. He co-founded the firm in 1985. He is a director of FPL Group, Inc., Wells Fargo & Company and Wells Fargo Bank, N.A., WMX Technologies, Inc. and Eastman Chemical Corporation.

                       Mr. Arnelle is Vice Chairman of the Board of Trustees of
                  Pennsylvania State University and a director of the National Football Foundation and College Hall of Fame, the Bay Area UNICEF and the San Francisco Opera.

          Mr. Arnelle is a member of the Organization and Compensation Committee and the Pension Committee.
- --------------------------------------------------------------------------------
                  B. F. DOLAN                                DIRECTOR SINCE 1980

                       Mr. Dolan, 66, is retired Chairman of Textron. Mr. Dolan
                  was a founder of E-Z-Go Car, a manufacturer of golf cars, and served as President of that company from 1954 until 1960, when Textron acquired E-Z-Go. He was President of Textron's E-Z-Go Division from 1960 to 1973, President of Textron's Polaris E-Z-Go Division from 1973 to 1976, President of Textron's Homelite Division from 1976 to 1979 and Executive Vice President-Operations of Textron from 1979 to 1980. He served as chief operating officer of Textron from 1980 to 1985, as President from 1980 until 1989 and as chief executive officer from 1985 until January 1992. He assumed the additional title of Chairman in 1986 and served in that capacity until his retirement at the end of 1992. He is a director of Allendale
Mutual Insurance Company, First Union Corporation, FPL Group Inc. and Ruddick Corporation.

     Mr. Dolan is a member of the Executive Committee and the Nominating Committee.

                  SAM F. SEGNAR                              DIRECTOR SINCE 1982

                       Mr. Segnar, 66, is retired Chairman and chief executive
                  officer of Enron Corporation and former Chairman of the Board of Vista Chemical Co.

                       Mr. Segnar is a director of Hartmarx Corporation, Seagull
                  Energy Corporation, Gulf States Utilities Company, ProBank, N.A. and Mapco Inc. and an advisory director of Pilko and Associates Inc. He is a trustee of the John Cooper School, Texas A&M Institute of Bio-Science and Technology and the Texas A&M School of Business Administration. He is a member of the National Advisory Board of The First Commercial Bank Corporation.

     Mr. Segnar is a member of the Executive Committee and the Nominating Committee.
- --------------------------------------------------------------------------------

                  JEAN HEAD SISCO                            DIRECTOR SINCE 1975

                       Mrs. Sisco, 68, is a partner in the international trade
                  consulting firm of Sisco Associates. She is a director of The Neiman Marcus Group, Inc., Santa Fe Pacific Corporation, Chiquita Brands International, Inc., Washington Mutual Investors Fund, Inc., K-Tron International, Inc. and McArthur/Glen Realty Corporation. She held various executive offices with the Washington, D.C. department store chain of Woodward & Lothrop from 1950 to 1974. She served as a consultant on governmental and public affairs to the American Retail Federation from 1974 to 1977. She is a director of Reading is Fundamental, the National Conference of Christians and Jews, the Washington Ballet and the International Women's Forum, and Chairman of the National Association of Corporate
Directors.

     Mrs. Sisco is a member of the Audit Committee and the Organization and Compensation Committee.
- --------------------------------------------------------------------------------

                  MARTIN D. WALKER                           DIRECTOR SINCE 1986

                       Mr. Walker, 61, is Chairman, chief executive officer and
                  a director of M. A. Hanna Company, an international specialty chemicals company. From 1982 to 1986, Mr. Walker was Executive Vice President and a member of the Office of the Chief Executive of Rockwell International Corporation, a multi-industry company engaged in electronics, aerospace, automotive and graphics businesses. Mr. Walker served as Senior Vice President of Rockwell and President of its Automotive Operations from 1978 to 1982. Mr. Walker was a director of Ex-Cell-O Corporation from 1983 until its acquisition by Textron in 1986.

     Mr. Walker is a director of Comerica, Inc. and The Reynolds and Reynolds Company.

     Mr. Walker is Chairman of the Pension Committee and a member of the Organization and Compensation Committee.

THE BOARD OF DIRECTORS

     Meetings, Organization and Remuneration

     During 1993, the Board of Directors met eight times and the Executive Committee of the Board met once. The Board has standing Audit, Nominating, Organization and Compensation, and Pension Committees.

     For their service on the Board, non-employee directors are paid an annual retainer of $30,000 plus $1,200 for each meeting of the Board attended. Directors who serve on the Executive Committee or one of the standing committees receive $1,200 for each committee meeting attended; and the chairman of each standing committee receives an additional $5,000 per year.

     Textron maintains a deferred income plan for non-employee directors under which they may defer all or part of their cash compensation, for payment after retirement from the Board. Compensation may be deferred either into an interest bearing account or into an account consisting of Textron stock units, which are fictional shares of Textron Common Stock, the value of which varies with the price of Textron Common Stock. Directors must defer a minimum of 25 percent of their annual retainer into the stock unit account. At the end of each calendar quarter, Textron will contribute to the stock unit account an additional amount equal to 25 percent of the amount deferred by the director into this account during the quarter. One half of this additional amount will vest on December 31 of the year in which payment was deferred and one-half on the next December 31. Textron also credits dividend equivalents to the stock unit account.

     Non-employee directors who have completed at least five years of service as a Textron director prior to retirement from the Board of Directors are eligible to participate in a pension plan. Each director who qualifies will receive an annual pension benefit in an amount equal to the annual retainer in effect at the time of the director's retirement, commencing after the later of the director's retirement or seventieth birthday, subject to acceleration by the Board to any date after a retired director's sixty-fifth birthday and, in the case of retirement due to total disability, to any date after such retirement. The pension will continue for the life of the retired director.

     Each non-employee director has received 1,000 restricted shares of Textron Common Stock. Except in the case of the director's death or disability or a change in control of Textron, the director may not sell or transfer the shares until he or she has completed all of his or her successive terms as a Director and is eligible to receive benefits under Textron's pension plan for non-employee directors.

     Employee directors do not receive fees or other compensation for their service on the Board or its committees. Each member of the Board is reimbursed for expenses incurred in connection with each Board or committee meeting attended.

     Audit Committee

     The Audit Committee recommends to the Board the selection of independent auditors to conduct the annual audit of Textron's financial statements; reviews the scope and costs of the audit plans of the independent auditors and Textron's internal auditors and the scope and costs of non-audit services provided by the independent auditors; reviews with management and the independent auditors Textron's annual financial statements, including major accounting, financial reporting and disclosure decisions related thereto; reviews Textron's programs to ensure compliance by employees with important Textron policies; and reviews with management, the independent auditors and the internal auditors, their views as to the adequacy of Textron's internal accounting controls. The Audit Committee is available to meet privately and separately with the independent auditors and the internal auditors without management being present.

     The following six non-employee directors presently comprise the Audit
Committee: Mr. William M. Ellinghaus (Chairman), Mr. Dickson, Mr. Macomber, Mrs. Sisco, Mr. J. Paul Sticht and Mr. Wheeler.

Messrs. Ellinghaus and Sticht are retiring from the Board in April 1994. During 1993, the Audit Committee met six times. Various members of management (including the Executive Vice President and Chief Financial Officer, the Executive Vice President and General Counsel, the Vice President and Controller, and the Vice President-Audit and Business Ethics) are regularly invited to be present at Audit Committee meetings. The Vice President-Audit and Business Ethics has direct access to the Audit Committee and to Textron's chief executive officer if at any time he wishes to report or consult on any matter.

     Nominating Committee

     The Nominating Committee reviews the qualifications of, and recommends to the Board, individuals for nomination by the Board as directors of Textron. Textron's By-Laws contain a provision which imposes certain requirements upon nominations for directors other than those made by the Board. In making its recommendations to the Board, the Nominating Committee will consider suggestions from a variety of sources, including shareholders, regarding possible candidates. Shareholders wishing to recommend individuals as candidates for nomination by the Board should submit their recommendations in writing by December 1 of the year preceding the annual meeting of shareholders to the Nominating Committee, c/o Office of the Secretary, Textron Inc., 40 Westminster Street, Providence, Rhode Island 02903, along with a description of the proposed candidate's qualifications, including business, professional and educational background, a list of directorships held, if any, and other pertinent biographical information as well as a written consent from the proposed candidate. The following six non-employee directors presently comprise the Nominating Committee: Mrs. Preiskel (Chairman), Mr. Dolan, Mr. Hayes, Mr. Macomber, Mr. Segnar and Mr. Sticht. The Nominating Committee met four times during 1993.

     Organization and Compensation Committee

     The Organization and Compensation Committee recommends to the Board compensation for senior corporate officers and approves salary and incentive compensation for other principal corporate officers. In addition, the Organization and Compensation Committee establishes compensation plans, reviews the responsibilities and performance of senior corporate officers, plans for their succession, and reviews changes in principal corporate officers. The following six non-employee directors presently comprise the Organization and Compensation Committee: Mr. Joseph R. Carter (Chairman), Mr. Arnelle, Mr. Ellinghaus, Mrs. Sisco, Mr. Snow and Mr. Walker. Mr. Carter is retiring from the Board in April 1994. During 1993, the Organization and Compensation Committee met five times.

     Pension Committee

     The Pension Committee is responsible for overseeing the operations of Textron's tax-qualified retirement plans. The Pension Committee reviews the qualifications of independent actuaries and auditors, the management of investments, the accounting for and the valuation of plans, and any significant changes in their design and funding, and makes recommendations to the Board relating to the foregoing. The following six non-employee directors presently comprise the Pension Committee: Mr. Walker (Chairman), Mr. Arnelle, Mr. Carter, Mr. Dickson, Mrs. Preiskel and Mr. Wheeler. During 1993, the Pension Committee met three times.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

     The following table lists all shareholders known by Textron to own beneficially more than five percent of any class of Textron's voting stock as of January 1, 1994:

                                                                  AMOUNT AND NATURE
                                 NAME AND ADDRESS OF                OF BENEFICIAL         PERCENT
   TITLE OF CLASS                  BENEFICIAL OWNER                   OWNERSHIP           OF CLASS
   --------------                -------------------              -----------------       --------
Common Stock........  Bankers Trust Company, 280 Park Avenue,      17,383,815 shares(1)      19.66%
                        New York, New York 10017
Common Stock........  FMR Corp., 82 Devonshire Street,              5,540,184 shares(2)       6.27%
                        Boston, Massachusetts 02109

- ---------------

     (1) Bankers Trust Company has informed Textron that the reported number includes 894,928 shares as to which Bankers Trust Company has sole voting power and 6,500 shares as to which it shares voting power, 1,524,295 shares as to which it has sole investment power and 6,500 shares as to which it shares investment power, and 15,853,020 shares (17.93% of the class) which it holds as Trustee under the Textron Savings Plan and as to which it disclaims any beneficial interest. Shares held by Bankers Trust Company as Trustee under the Textron Savings Plan will be voted at the annual meeting in accordance with instructions from the participants in the Plan, or, in the absence of instructions, by Bankers Trust Company as Trustee in accordance with the Plan.

     (2) Pursuant to a statement filed by FMR Corp. with the Securities and Exchange Commission in accordance with Rule 13d of the Securities Exchange Act of 1934 on behalf of itself, Fidelity Management and Research Company, Fidelity Management Trust Company, Fidelity International Limited and Edward C. Johnson, Chairman of FMR Corp., FMR Corp. has reported that it has sole voting power over 754,738 shares and sole investment power over 5,540,184 shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

     Set forth below are the number of shares of all classes of Textron stock beneficially owned by each director of Textron, by each executive officer of Textron named in the Summary Compensation Table on page 15 of this Proxy Statement and by all current directors and executive officers as a group. Messrs. Carter, Ellinghaus and Sticht are retiring from the Board of Directors in April 1994. Directors and executive officers as a group owned less than one percent of the outstanding shares of Common Stock. Ownership indicated is as of January 1, 1994.

     The table includes shares held for Textron executive officers and for Mr. Dolan by the bank trustee under the Textron Savings Plan, shares obtainable upon the exercise of stock options exercisable within 60 days of January 1, 1994, and shares held jointly. Each director and officer has sole voting and investment power over his or her shares, except in those cases in which the voting or investment power is shared with the bank trustee under the Textron Savings Plan or as otherwise noted. In addition to the shares of Common Stock listed below, as of January 1, 1994, Textron's executive officers held a total of 439,263 stock units and performance share units, the cash value of which will be equal to the value of Textron's Common Stock at the time of payment.

                                                                                 NUMBER
                                                                                OF SHARES
     NAME                                                                    OF COMMON STOCK
     ----                                                                    ---------------
H. Jesse Arnelle.........................................................          1,000
Lewis B. Campbell........................................................         36,381(1)
Joseph R. Carter.........................................................          5,000
R. Stuart Dickson........................................................         21,194(2)
B. F. Dolan..............................................................        126,372(3)
William M. Ellinghaus....................................................          1,548
James F. Hardymon........................................................         99,528(4)
Webb C. Hayes, III.......................................................          2,250
John D. Macomber.........................................................          3,000
Richard A. McWhirter.....................................................         46,530(5)
Barbara Scott Preiskel...................................................          2,657
Sam F. Segnar............................................................          1,891(6)
Jean Head Sisco..........................................................          1,892
John W. Snow.............................................................          2,000(7)
Thomas D. Soutter........................................................         59,602(8)
J. Paul Sticht...........................................................          6,000
Martin D. Walker.........................................................          1,661(9)
William F. Wayland.......................................................         26,140(10)
Thomas B. Wheeler........................................................          1,005
All current Directors and Executive Officers as a Group (38 persons).....        793,485(11)
- ---------------

      (1) Includes 35,999 shares obtainable upon the exercise of stock options exercisable within 60 days of January 1, 1994.

      (2) Includes 17,000 shares as to which voting and investment powers are shared.

      (3) Includes 27,500 shares obtainable upon the exercise of stock options exercisable within 60 days of January 1, 1994.

      (4) Includes 86,958 shares obtainable upon the exercise of stock options exercisable within 60 days of January 1, 1994.

      (5) Includes 38,824 shares obtainable upon the exercise of stock options exercisable within 60 days of January 1, 1994, and 3,000 shares as to which voting and investment powers are shared.

      (6) Includes 500 shares as to which voting and investment powers are shared.

      (7) Includes 1,000 shares as to which voting and investment power are shared.

      (8) Includes 36,108 shares obtainable upon the exercise of stock options exercisable within 60 days of January 1, 1994.

      (9) Includes 504 shares as to which voting and investment powers are shared.

     (10) Includes 21,138 shares obtainable upon the exercise of stock options exercisable within 60 days of January 1, 1994.
                                         (footnotes continued on following page)

(footnotes continued from preceding page)

     (11) Includes 22,204 shares as to which voting and investment powers are shared, 400 shares as to which no voting or investment powers are held and as to which beneficial ownership is disclaimed and 503,877 shares obtainable upon the exercise of stock options exercisable within 60 days of January 1, 1994.

                             ---------------------

     As required by Securities and Exchange Commission rules, Textron notes that Mr. Hayes filed a late Form 4 report concerning a transaction involving shares of Textron Common Stock that occurred at the end of October 1993. The report was filed one month after the due date.

             REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Organization and Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

EXECUTIVE COMPENSATION PHILOSOPHY

     The objective of Textron's executive compensation program is to attract and retain the most qualified executives to lead our diversified corporation and to motivate them to produce strong financial performance for the benefit of our shareholders. To meet this objective, the total compensation program is designed to be competitive with the total compensation programs provided by other corporations of comparable revenue size in industries with which we compete for customers and executives, and to provide total compensation opportunities at the 75th percentile of those corporations for achieving outstanding performance. In determining competitive compensation for each of the components of executive compensation described below, Textron analyzes data from several independent compensation surveys of such comparable corporations. The companies included in the compensation surveys (the "surveyed companies") are not identical to those included in the peer group compiled for the performance graph on page 21 of this Proxy Statement, although many companies are included in both groups. The number of surveyed companies is greater than the number of companies included in the peer group.

EXECUTIVE COMPENSATION PROGRAM

     Each year the Organization and Compensation Committee, which is comprised entirely of outside directors, recommends to the Board of Directors compensation arrangements for Textron's executive officers, including the officers named in the Summary Compensation Table on page 15 of this Proxy Statement (the "Named Officers"). Such compensation arrangements, all of which are subject to approval by the full Board of Directors, include annual salary levels, salary grade ranges, annual and long-term incentive plans and grants thereunder, standards of performance for new grants, payouts from past grants, plan participation and program design. The full Board of Directors unanimously approved the recommendations made by the Organization and Compensation Committee for 1993. Mr. Hardymon did not, however, participate in the deliberations of the Organization and Compensation Committee or Board of Directors regarding his own compensation.

     Textron's executive compensation program is comprised of three principal components: salary, annual incentive compensation and long-term incentive compensation.

     SALARY

     Salary ranges for Textron's executive officers, which were increased by three percent in 1993, were set so that the midpoints of the ranges approximate the 50th percentile for comparable positions in the surveyed companies. Individual salaries were considered for adjustment periodically, based on position in salary range, individual performance and potential, and/or change in duties or level of responsibility.

     ANNUAL INCENTIVE COMPENSATION

     All executive officers participate in Textron's Annual Incentive Compensation Plan. In 1993, target annual incentive compensation opportunities were established so that the combination of base salary and target annual incentive awards (60% of salary for the chief executive officer and the chief operating officer and 50% of salary for the other Named Officers) would place the compensation of Textron's executive officers at the 50th percentile of compensation for comparable positions in the surveyed companies. Maximum annual incentive payments are twice the target award levels. The factors considered by the Committee in recommending the 1993 incentive compensation awards to executive officers included the degree to which certain overall corporate and individual performance objectives were achieved. Earnings per share and cash flow were the key corporate financial objectives. Nonfinancial objectives varied for individual executive officers depending upon their responsibilities. The annual incentive compensation paid to the Named Officers is reported in the "Bonus" column of the Summary Compensation Table on page 15 of this Proxy Statement.

     LONG-TERM INCENTIVE COMPENSATION

     Under the Textron 1990 Long-Term Incentive Plan, approved by Textron shareholders at the 1990 Annual Meeting (the "1990 Plan"), executive officers may be granted awards of stock options, performance share units, or both. The 1990 Plan was revised in 1992 to further align Textron's executive compensation program with shareholders' interests by awarding performance share units instead of performance units. Performance share units are described in the discussion of the proposed Textron 1994 Long-Term Incentive Plan under the heading, "Performance Share Units" on page 23 of this Proxy Statement. Ranges previously established by the Committee for stock option grants and performance share unit awards enable the Committee to make grants and awards that can produce total compensation opportunities at the 75th percentile of competitive practice at the surveyed companies.

     1993 GRANTS OF STOCK OPTIONS

     Under the 1990 Plan, the Committee recommends to the Board of Directors the number of stock options to be granted based on the executive officer's functions and responsibilities, past and expected future performance, potential contributions to Textron's profitability and growth and prior option grants. In accordance with the 1990 Plan, stock options granted in 1993 were at a purchase price equal to 100% of the fair market value of Textron Common Stock at the time of the option grant. The grants were made within the ranges described above under the heading, "Long-Term Incentive Compensation." Information on the stock options granted during fiscal year 1993 to the Named Officers appears in the table on page 16 of this Proxy Statement.

     1993 PAYOUTS OF PREVIOUSLY GRANTED PERFORMANCE UNITS

     The Committee recommended to the Board of Directors the payout to executive officers of performance units for the three-year performance cycle ended at the end of 1993 at a range of 94% to 100% of the stated value of such performance units based 75% on three-year aggregate earnings per share and 25% on discretionary performance measures, including return on equity, balance sheet strength, succession planning and shareholder value. Information on the 1993 payouts to the Named Officers of previously granted performance units appears in the table on page 15 of this Proxy Statement.

     1993 AWARDS OF PERFORMANCE SHARE UNITS

     For the three-year performance cycle starting at the beginning of 1994, each performance share unit granted and earned under the 1990 Plan will be valued for payment purposes at the then current market value of Textron Common Stock at the end of the three-year performance period. Pursuant to the 1990 Plan, the Committee determined the number of performance share units to be granted to executive officers for the 1994-1996 performance cycle based on the functions and responsibilities of the executive officer and the executive officer's potential contributions to Textron's profitability and growth. Awards of performance units and performance share units in prior years were taken into account when making new awards. In 1993, awards of performance share units were made to executive officers within the ranges described under the heading, "Long-Term Incentive Compensation," on page 12 of this Proxy Statement. The three-year performance measures or targets are based 75% on earnings per share growth and 25% on discretionary performance measures, including the executive officer's individual performance. Information on the 1993 awards of performance share units appears in the table on page 18 of this Proxy Statement.

CEO COMPENSATION

     As in the past, in determining the overall level of Mr. Hardymon's compensation and each component thereof, the Committee took into consideration information provided by independent, professional compensation consultants. As reported in the Summary Compensation Table on page 15 of this Proxy Statement, Mr. Hardymon's salary was $725,000 for 1993. In determining this amount, the Committee considered the fact that in 1992, Mr. Hardymon's base salary of $650,000 was below the 25th percentile of compensation paid at the surveyed companies for the Chairman and chief executive officer position because 1992 was his first year as chief executive officer. The increase for 1993 placed Mr. Hardymon's base salary at the 30th percentile for his position. The Committee also took into account Mr. Hardymon's performance and his assumption of additional responsibilities as Chairman, as well as recent changes to the 1990 Plan increasing the relative emphasis upon long-term compensation. The Committee recommended and the Board approved a 1993 annual incentive award of $950,000. This award level reflects the fact that all of Mr. Hardymon's objectives were fully met or substantially exceeded for 1993. Mr. Hardymon succeeded in meeting his objective of improving two key financial measures, earnings per share and free cash flow. Textron's 1993 earnings per share improvement over 1992 and the year to year growth in Textron's free cash flow significantly exceeded the planned levels. Mr. Hardymon's nonfinancial objectives consisted of fully documenting a Textron Strategic Plan, finalizing the transition of operations to Mr. Campbell and maintaining the high level of public image enjoyed by Textron with each of its constituencies. In addition, the Committee considered Textron's accomplishments during 1993, including a total shareholder return of 33 percent (see the Performance Graph on page 21 of this Proxy Statement); an 11 percent increase in Textron's quarterly common stock dividend; the acquisition of Textron Acustar Plastics, which strengthened Textron's standing in the automotive industry; and the successful completion of a public offering of 17 percent of the stock of The Paul Revere Corporation.

     Mr. Hardymon's payout of $381,656 under the performance unit segment of the 1990 Plan was at 100% of the stated value of the performance units granted to him for the 1991-1993 cycle. The Committee determined that the 100% payout was appropriate as aggregate earnings per share over the three-year period exceeded targeted earnings per share for that period and discretionary performance measures (return on investment, balance sheet strength, succession planning and shareholder value) were all successfully met. During 1993, Mr. Hardymon received a grant of 50,000 stock options and an award of 20,000 performance share units for the 1994-1996 cycle. These grant levels were the same as those granted to him during 1992.

     Based on competitive compensation information which the Committee has reviewed, the Committee believes that for 1993, the total of Mr. Hardymon's salary, annual incentive compensation and 1990 Plan payout was slightly above the median of the surveyed companies. Mr. Hardymon also received compensation under various Textron benefit and compensation plans. (See footnotes (5) and (6) to the Summary Compensation Table on page 16 of this Proxy Statement.)

RECENT TAX LEGISLATION

     Effective January 1, 1994, Section 162(m) of the Internal Revenue Code provides that no U.S. income tax deduction is allowable to a publicly held corporation for compensation in excess of $1 million paid to the chief executive officer or any other employee whose compensation is required to be reported in the Summary Compensation Table, if those individuals are employed by the corporation at year end. "Performance-Based Compensation" is exempt from the $1 million limitation. Performance-Based Compensation must be based upon meeting pre-established and objective performance goals which must be approved by the Company's shareholders. Under currently proposed Treasury Regulations, performance goals are not objective if they are not based on a formula and if the Committee has any discretion to pay amounts in excess of the pre-established performance schedule or to pay the compensation if the performance goals are not met. Compensation deferred under the Deferred Income Plan for Textron Key Executives also is not subject to the $1 million limitation.

     Textron's current policy is to preserve the measure of discretion that the Committee has in the past exercised in administering Textron's annual and long-term incentive plans. Textron does intend, however, to qualify stock option awards under the proposed Textron 1994 Long-Term Incentive Plan for the Performance-Based Compensation exception by placing a limitation on the number of stock options that can be granted to any one individual. This limitation is described in the discussion of the proposed Textron 1994 Long-Term Incentive Plan under the heading, "Approval of the Textron 1994 Long-Term Incentive Plan," on page 22 of this Proxy Statement.

     The Deferred Income Plan for Textron Key Executives encourages individuals, including those whose income might otherwise be subject to the $1 million limitation, to defer incentive compensation amounts until the individual's employment with Textron ends, at which time the deductibility of such compensation will not be subject to Section 162(m). In addition, annual incentive compensation payable to executive officers in excess of specified levels must be deferred. Consequently, Textron believes that the $1 million limitation of Section 162(m) of the Internal Revenue Code will not have a material effect on Textron's income tax expense in the near term regardless of whether its payments of incentive compensation qualify as Performance-Based Compensation.

     The Committee will continue to assess the effect of the new tax rules on Textron.

THE TEXTRON 1994 LONG-TERM INCENTIVE PLAN

     The Committee recommends to the shareholders that they approve the adoption of the Textron 1994 Long-Term Incentive Plan. The Plan implements the strategy of the Committee and the Board of Directors of basing a substantial component of executive officers' compensation on the value they generate for Textron's shareholders and reflects their belief that the best measure of shareholder value is the performance of Textron Common Stock. The Textron 1994 Long-Term Incentive Plan is described on pages 22 through 25 below.

     This report is submitted by the Organization and Compensation Committee. Mr. Arnelle did not join the Committee until February 1994 and, therefore, did not participate in the preparation of this report.

           JOSEPH R. CARTER, CHAIRMAN
           WILLIAM M. ELLINGHAUS
           JEAN HEAD SISCO
           JOHN W. SNOW
           MARTIN D. WALKER

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth information concerning compensation of (i) Textron's chief executive officer at the end of 1993 and
(ii) the four most highly compensated executive officers of Textron other than the chief executive officer, who were serving as executive officers at the end of 1993 (collectively, the "Named Officers"), for Textron's 1991, 1992 and 1993 fiscal years. Compensation which was deferred by the Named Officers under Textron's Deferred Income Plan is included below as compensation paid.

                                                 SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM COMPENSATION
                                                               ----------------------------------------
                                                                         AWARDS
                                                               -----------------------------    PAYOUTS
                                    ANNUAL COMPENSATION         RESTRICTED       SECURITIES     -------
  NAME AND PRINCIPAL             --------------------------    STOCK AWARDS      UNDERLYING      LTIP           ALL OTHER
     POSITION(1)        YEAR     SALARY ($)   BONUS ($)(2)        ($)(5)        OPTIONS (#)   PAYOUTS ($)  COMPENSATION ($)(6)
- --------------------    ----     ----------   -------------    ------------     -----------   -----------  -------------------
J. F. Hardymon          1993      $725,000    $    950,000       $ 250,102         50,000      $ 381,656        $ 214,805
  Chairman, President   1992       650,000       1,202,502(3)          -0-         50,000        325,007          189,400
  and Chief Executive   1991       535,000         680,000             -0-         25,000        325,007
  Officer

L. B. Campbell          1993       366,666         740,760(4)          -0-         42,000            -0-          105,390
  Executive Vice        1992        94,231         299,262(4)          -0-         57,000            -0-           18,225
  President and Chief   1991
  Operating Officer

T. D. Soutter           1993       392,000         350,000         17,500          17,600        223,819           98,697
  Executive Vice        1992       377,000         363,000             -0-         17,600        198,338           96,254
  President and         1991       362,000         358,000             -0-         10,575        163,731
  General Counsel

W. F. Wayland           1993       325,000         340,000          99,484         20,000        179,184           87,139
  Executive Vice        1992       305,000         408,000(3)          -0-         17,600        159,638           78,533
  President             1991       290,000         261,000             -0-          8,475        128,908
  Administration and
  Chief Human
  Resources Officer

R. A. McWhirter         1993       285,000         260,000         32,829          26,600        131,316           72,347
  Executive Vice        1992       245,000         225,193(3)          -0-          9,000        117,309           49,856
  President and Chief   1991       233,000         184,000             -0-          6,200        111,191
  Financial Officer

- ---------------

(1) In 1991, Mr. Hardymon was President and Chief Operating Officer of Textron. He became President and Chief Executive Officer on January 1, 1992, and assumed the additional title of Chairman on January 1, 1993. Mr. Campbell joined Textron as Executive Vice President and Chief Operating Officer in September 1992. Mr. Campbell succeeded Mr. Hardymon as President on January 1, 1994. Mr. Wayland became Executive Vice President Administration and Chief Human Resources Officer in January 1993; he was previously Executive Vice President Human Resources. Mr. McWhirter became Executive Vice President and Chief Financial Officer in January 1993; he was previously Senior Vice President and Secretary.

(2) Except as described in notes (3) and (4), this column lists amounts paid to the Named Officers pursuant to Textron's Annual Incentive Compensation Plan.

(3) Annual incentive compensation awards for 1992 to Messrs. Hardymon, Wayland and McWhirter were $850,000, $300,000 and $190,000, respectively. The amounts listed as paid to them for 1992 also include the market value on the date of contribution of Textron's contributions of stock units ($352,502 in the case of Mr. Hardymon, $108,000 in the case of Mr. Wayland and $35,193 in the case of Mr. McWhirter) as a result of their respective elections to defer all or part of their annual and/or long-term incentive compensation into the stock unit fund of the Deferred Income Plan. These amounts were reported in the 1993 Proxy Statement in the "All Other Compensation" column.
                                         (footnotes continued on following page)

(footnotes continued from preceding page)
(4) The amount listed as paid to Mr. Campbell for 1992 includes $80,000 annual incentive compensation, $50,000 to replace matching stock under a stock savings plan forfeited as a result of his leaving General Motors Corporation to join Textron and $169,262 as the first installment of a special relocation allowance. The amount listed as paid to Mr. Campbell for 1993 includes $450,000 annual incentive compensation, $200,000 as a special payment in lieu of long-term compensation and $90,760 as the balance of the special relocation allowance. Mr. Campbell was not eligible for a payout under the performance unit component of the 1990 Long-Term Incentive Plan in 1993.
(5) Amounts listed in the Summary Compensation Table as "Restricted Stock Awards" are not amounts of restricted stock but are unvested contributions made by Textron under the Deferred Income Plan as a result of the officers' elections to defer all or part of their annual and/or long-term incentive compensation into the stock unit fund of the Deferred Income Plan. These contributions are credited in the form of stock units, which are not actual shares of stock but are units paid in cash with a value that varies with the price of Textron Common Stock. Stock units are designed to further align the executives' interests with those of the shareholders. Fifty percent of Textron's contribution vests at the end of the first calendar year following the year in which the deferred income was earned and fifty percent vests at the end of the next calendar year. Dividend equivalents are credited to the stock unit fund accounts of participants in the Deferred Income Plan. As of January 1, 1994, 4,472 unvested stock units with a market value of $260,511 were credited to the account of Mr. Hardymon, 313 unvested stock units with a market value of $18,228 were credited to the account of Mr. Soutter, 1,779 unvested stock units with a market value of $103,624 were credited to the account of Mr. Wayland and 587 unvested stock units with a market value of $34,195 were credited to the account of Mr. McWhirter. As of January 1, 1994, the market value of the 50,000 shares of Common Stock which Mr. Hardymon will be entitled to receive upon retirement from Textron if he remains in the employ of Textron through November 30, 1999, as described on page 19 of this Proxy Statement, was $2,912,500.
(6) In accordance with a release issued by the Securities and Exchange Commission, amounts of "All Other Compensation" for 1991 are excluded from the Summary Compensation Table. Amounts listed as "All Other Compensation" for 1993 are comprised of the following: (i) Textron's contributions under the Textron Savings Plan and the Savings Plan component of the Supplemental Benefits Plan of $36,250, $18,333, $19,600, $16,250 and $14,250 for Messrs.
     Hardymon, Campbell, Soutter, Wayland and McWhirter, respectively, and (ii) Textron's contributions under the Profit Sharing component of the Supplemental Benefits Plan of $178,555, $87,057, $79,097, $70,889 and
     $58,097 for Messrs. Hardymon, Campbell, Soutter, Wayland and McWhirter, respectively.

STOCK OPTION GRANTS
     The following table sets forth information on grants of stock options during Textron's 1993 fiscal year to the Named Officers under the 1990 Plan. The number of stock options granted to the Named Officers during Textron's 1993 fiscal year is also listed in the Summary Compensation Table on page 15 of this Proxy Statement in the column entitled "Securities Underlying Options."

                                            STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                   POTENTIAL REALIZABLE
                                                                                                           VALUE
                                                                                                  AT ASSUMED ANNUAL RATES
                                                         INDIVIDUAL GRANTS
                                       -----------------------------------------------------
                                                       PERCENT                                              OF
                                         NUMBER       OF TOTAL                                   STOCK PRICE APPRECIATION
                                           OF          OPTIONS
                                       SECURITIES      GRANTED      EXERCISE                       FOR OPTION TERM($)(2)
                                       UNDERLYING        TO            OR
                                        OPTIONS       EMPLOYEES       BASE                        ----------------------
                                       GRANTED(#)     IN FISCAL       PRICE       EXPIRATION        FIVE           TEN
       NAME                               (1)           YEAR        ($/SHARE)        DATE         PERCENT        PERCENT
       ----                            ----------     ---------     ---------     ----------      -------        -------
J. F. Hardymon.......................    50,000          3.9%        $56.625       12/14/03      $1,780,560     $4,512,285
L. B. Campbell.......................    42,000          3.3          56.625       12/14/03       1,495,670      3,790,319
T. D. Soutter........................    17,600          1.4          56.625       12/14/03         626,757      1,588,324
W. F. Wayland........................    20,000          1.6          56.625       12/14/03         712,224      1,804,914
R. A. McWhirter......................     8,600(3)       0.7          43.625       02/23/03         235,945        597,932
                                         18,000          1.4          56.625       12/14/03         641,002      1,624,423

                                                   (footnotes on following page)

(footnotes to table on preceding page)
- ---------------

(1) Fifty percent of the options granted may be exercised not earlier than one year from the date of grant and the balance of the options granted may be exercised not earlier than two years from the date of grant. All options were granted on December 15, 1993, except for 8,600 options granted to Mr. McWhirter on February 24, 1993, to supplement his December 1992 grant as a result of his promotion to Executive Vice President and Chief Financial Officer on January 1, 1993. All options were granted at a purchase price per share of 100% of the fair market value of Textron Common Stock on the date of grant. Outstanding options will be exercisable immediately and in full in the event of certain changes in control of Textron as defined in the 1990 Plan.

(2) The dollar amounts under these columns are the result of calculations at the five percent and ten percent rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the price of Textron Common Stock. No gain to the optionees is possible without an increase in stock price, which will benefit all shareholders commensurately. At a five percent and ten percent annual rate of stock price appreciation, the stock price would be approximately $92.24 and $146.87, respectively, at the end of the ten-year term of the options for options granted on December 15, 1993. The corresponding stock prices for options granted on February 24, 1993, would be $71.06 and $113.15, respectively.

(3) Granted in February 1993 to supplement Mr. McWhirter's December 1992 grant as a result of his promotion to Executive Vice President and Chief Financial Officer on January 1, 1993.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information, with respect to the Named
Officers, concerning: (i) the exercise during fiscal year 1993 of stock options and (ii) unexercised options held as of the end of Textron's 1993 fiscal year, which were granted to the Named Officers during 1993 and in prior fiscal years under either the 1990 Plan or a predecessor plan.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES
                                                                 UNDERLYING               VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                              SHARES                         JANUARY 1, 1994(#)         AT JANUARY 1, 1994($)(1)
                             ACQUIRED         VALUE      ---------------------------   ---------------------------
          NAME            ON EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          -----           --------------   -----------   -----------   -------------   -----------   -------------
J.F. Hardymon...........           -0-        $     -0-     86,958         75,001       $2,150,493     $ 468,766
L.B. Campbell...........           -0-              -0-     35,999         78,001          762,821       831,116
T.D. Soutter............        4,610          161,350      36,108         26,401          912,238       165,015
W.F. Wayland............       17,421          581,165      21,138         28,801          441,575       168,916
R.A. McWhirter..........        1,500           50,813      34,524         31,101          985,614       224,791

- ---------------

(1) Based on the closing price of Textron Common Stock on the New York Stock Exchange -- Composite Transactions on December 31, 1993 ($58.25).

LONG-TERM INCENTIVE PLAN

     The following table provides information concerning performance share unit awards made during Textron's 1993 fiscal year to the Named Officers pursuant to the 1990 Plan for the 1994-1996 performance cycle.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                 PERFORMANCE OR
                                 NUMBER OF        OTHER PERIOD
                                PERFORMANCE     UNTIL MATURATION   ESTIMATED FUTURE PAYOUTS UNDER
            NAME              SHARE UNITS (#)       OR PAYOUT       NON-STOCK PRICE BASED PLANS
            ----              ---------------   ----------------   ------------------------------
                                                                          TARGET NUMBER OF
                                                                    PERFORMANCE SHARE UNITS (#)
J.F. Hardymon...............       20,000            3 years                   20,000
L.B. Campbell...............       12,000            3 years                   12,000
T.D. Soutter................        6,400            3 years                    6,400
W.F. Wayland................        6,800            3 years                    6,800
R.A. McWhirter..............        2,400(1)         3 years                    2,400
                                    6,400            3 years                    6,400

- ---------------

(1) Granted in February 1993 to supplement R.A. McWhirter's December 1992 grant for the 1993-1995 performance cycle as a result of his promotion to Executive Vice President and Chief Financial Officer on January 1, 1993.

     The number of performance share units earned by the Named Officers at the end of the three-year performance cycle will be determined by the Board of Directors upon the recommendation of the Organization and Compensation Committee and will be based 75% on earnings per share growth and 25% on discretionary performance measures, including the Named Officer's individual performance. If the earnings per share growth target and other performance measures are met, the target number of performance share units will be paid out. If the results are less than the target, the payment of a lesser number of performance share units may be authorized by the Board of Directors. The 1990 Plan permits payment in excess of target awards at the sole discretion of the Board of Directors for extraordinary performance. Payouts, which are made in cash, will be determined by multiplying the number of performance share units earned by the then current market value of Textron Common Stock at the end of the performance period.

PENSION PLAN

     The following table sets forth the estimated annual pension benefits payable upon retirement under the Textron Pension Plan formula to persons in the specified remuneration and years of service classifications.

                                                         ESTIMATED ANNUAL PENSION FOR
HIGHEST CONSECUTIVE                                REPRESENTATIVE YEARS OF CREDITED SERVICE
     FIVE-YEAR                            ----------------------------------------------------------
AVERAGE COMPENSATION                      10         15         20         25         30          35
- --------------------                      --         --         --         --         --          --
    $  500,000.......................  $ 73,985   $110,978   $147,971   $184,963   $ 221,956   $ 258,948
       600,000.......................    88,985    133,478    177,971    222,463     266,956     311,448
       750,000.......................   111,485    167,228    222,971    278,713     334,456     390,198
     1,000,000.......................   148,985    223,478    297,971    372,463     446,956     521,448
     1,250,000.......................   186,485    279,728    372,971    466,213     559,456     652,698
     1,500,000.......................   223,985    335,978    447,971    559,963     671,956     783,948
     1,750,000.......................   261,485    392,228    522,971    653,713     784,456     915,198
     2,000,000.......................   298,985    448,478    597,971    747,463     896,956   1,046,448
     2,250,000.......................   336,485    504,728    672,971    841,213   1,009,456   1,177,698

     Benefits under the Textron Pension Plan formula are based upon the salaried employee's highest five-year average compensation. Compensation for such purposes means compensation listed in the "Salary" and "LTIP Payouts" columns, and annual incentive compensation included in the "Bonus" column, of the Summary Compensation Table on page 15 of this Proxy Statement. As of December 31, 1993, the years of credited service for the Named Officers were as follows: Mr. Hardymon, 4 years; Mr. Campbell, 1 year; Mr. Soutter, 25 years; Mr. Wayland, 9 years; and Mr. McWhirter, 29 years.

     Annual pension amounts shown in the table above are not subject to any offset for Social Security benefits. The Textron Pension Plan is integrated with Social Security, however, and the amounts in the table reflect that integration. Annual pension amounts shown in the table are subject to annual pension limitations imposed by the Internal Revenue Code of 1986, as amended ("IRC"). To compensate certain Textron officers, including the Named Officers, for the effect of these limitations, Textron maintains a Supplemental Benefits Plan.

     Under an agreement with Textron, Mr. Hardymon is entitled to receive supplemental pension payments equal to the excess, if any, of an annual pension benefit of $453,118 over the amounts to which he is entitled under the plans of Textron and a prior employer, provided Mr. Hardymon remains in the employ of Textron through November 30, 1999. Under an agreement with Textron, Mr. Campbell is entitled to receive supplemental pension payments in an amount equal to his non-vested benefits accrued under the Textron Pension Plan if his employment is terminated by Textron prior to the completion of five years of service. Under an agreement with Textron, Mr. Wayland is entitled to receive supplemental pension payments equal to the excess, if any, of amounts payable under the provisions of the Textron Pension Plan for the period of his employment plus eight years of additional credited service, over the amounts he actually receives from the plans of Textron and a prior employer. Mr. McWhirter, who was an officer of Ex-Cell-O Corporation at the time it was acquired by Textron, is entitled to receive supplemental pension payments that are intended to compensate him for the difference, if any, between the benefit under the Textron Pension Plan and the amount which he would have received under a former Ex-Cell-O Corporation pension plan which was merged into the Textron Pension Plan.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

     Messrs. Hardymon, Campbell, Soutter, Wayland and McWhirter have employment contracts with Textron through December 1996 which provide that during the term of the contract, their base salary will not be reduced and they will remain eligible for participation in Textron's executive compensation and benefit plans. The contracts with Messrs. Hardymon, Campbell, Soutter, Wayland and McWhirter are automatically extended each January for an additional year unless contrary notice is given.

     Mr. Hardymon's contract provides that he will receive 50,000 shares of Textron Common Stock upon retirement from Textron if he remains in the employ of Textron through November 30, 1999. If Mr. Hardymon's employment ends because of his disability or death prior to such date, he or his estate may receive a pro rata portion of the shares at the discretion of the Board of Directors.

     The Named Officers participate in certain benefit plans which have provisions that will apply in the event of a change in control of Textron (as defined in the plans). The Survivor Benefit Plan provides that, upon a change in control, certain assets (generally, paid up life insurance in a face amount equal to two times the base salary of an active or former executive) will be transferred to each active or former executive or beneficiary. The Supplemental Benefits Plan and the Deferred Income Plan provide that in the event of a change in control of Textron, the amounts accrued under such plans will become payable immediately. However, supplemental savings accounts under the Supplemental Benefits Plan may be distributed only upon death, disability, retirement or termination from Textron. The Annual Incentive Compensation Plan establishes minimum incentive compensation awards for the fiscal year in which the change in control occurs. The 1990 Long-Term Incentive Plan provides that outstanding options will become exercisable immediately and in full, and the stated value of all outstanding performance units or performance share units will be deemed earned and will be payable immediately and in full in the event of a change in control of Textron. The Textron Savings Plan provides for full vesting of the accounts of participants whose employment ends within two years after a change in control of Textron. The Textron Pension Plan provides that (i) if the Textron Pension Plan is terminated within three years after a change in control of Textron, surplus assets will be applied to increase the benefits of active participants up to maximum limits provided by the IRC, and (ii) in the event of a plan merger, consolidation or transfer within three years after such a change in control, the vested accrued benefit of each affected individual will be increased as provided in item (i), will be fully vested, and will be satisfied through the purchase of a guaranteed annuity contract.

TRANSACTIONS WITH MANAGEMENT

     Mr. Wayland and one other executive officer had thirty-year home mortgage loans outstanding during 1993 from a subsidiary of Textron. The interest rate on the loan to Mr. Wayland was ten percent a year, the maximum outstanding balance of such loan during 1993 was $235,570 and the balance outstanding under such loan as of February 1, 1994, was $232,413. The interest rate on the loan to the other executive officer was ten percent a year until July 31, 1993, and seven percent a year thereafter, the maximum outstanding balance of such loan during 1993 was $141,386 and the balance outstanding under such loan as of February 1, 1994, was $116,297.

     During 1993, Surplus Notes (the "Notes") issued in the aggregate principal amount of $20,000,000 by Massachusetts Mutual Life Insurance Company, of which Mr. Wheeler is President and chief executive officer, were purchased in the ordinary course of business for various investment accounts of The Paul Revere Insurance Group. The Notes are due November 15, 2023, and bear interest at the rate of 7.625 percent a year. The maximum outstanding balance of this indebtedness during 1993 was $20,000,000 and the balance outstanding as of February 1, 1994, was $20,000,000. Textron owns approximately 83 percent of The Paul Revere Corporation, the parent corporation of the companies of The Paul Revere Insurance Group.


                               PERFORMANCE GRAPH

     Set forth below is a stock performance graph which shows the change in market value of $100 invested on December 31, 1988, in Textron Common Stock,
Standard & Poor's 500 Stock Index and a peer group index. The cumulative total shareholder return assumes dividends are reinvested. Textron is a multi-industry company with operations in Manufacturing and Financial Services, Its business segments are Aircraft, Automotive, Industrial, Systems and Components, Finance and Paul Revere. The peer group consists of every company in the following
Standard & Poor's 500 price index industry groups: aerospace/defense, conglomerates, financial/life insurance, financial/personal loans and manufacturing (diversified industrial). The peer group also includes two diversified companies in comparable industries in the miscellaneous industrials group -- Allied Signal and TRW, Inc. The companies in the indices are weighted by market capitalization.

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)        TEXTRON INC.       S&P 500       PEER GROUP
Dec. 31, 1988                      100.00           100.00          100.00
Dec. 31, 1989                      107.73           131.59          121.14
Dec. 31, 1990                      124.98           127.49          111.81
Dec. 31, 1991                      186.39           166.17          137.06
Dec. 31, 1992                      216.72           178.81          157.93
Dec. 31, 1993                      288.56           196.75          197.42

             APPROVAL OF THE TEXTRON 1994 LONG-TERM INCENTIVE PLAN

     On February 23, 1994, the Board of Directors adopted, subject to shareholder approval, the Textron 1994 Long-Term Incentive Plan (the "1994 Plan") as part of a continuing program to attract, retain and motivate key employees. Textron's employee benefit programs have included long-term incentive plans approved by the shareholders in 1982, 1987 and 1990. Through the grant of awards based on Textron's long-term performance, these plans have increased the personal involvement of officers and other selected employees in Textron's continued growth and success. The 1982 and 1987 Long-Term Incentive Plans have expired, and no further awards can be made thereunder. If the 1994 Plan is approved by the shareholders, it would become effective on April 27, 1994, and replace the current 1990 Long-Term Incentive Plan, under which no further awards would be made. The Board of Directors believes that a long-term, equity based incentive compensation program that reflects the performance of Textron Common Stock should continue to be available in order to encourage participants to enhance the value of Textron, the price of Textron Common Stock and the return to shareholders.

     The 1994 Plan is substantially the same as the 1990 Long-Term Incentive Plan. The 1994 Plan authorizes the granting of awards to key employees of Textron and its related companies in either or both of the following forms: (i) options to purchase Textron Common Stock and (ii) performance share units. Awards may be granted to any key employee of Textron, its divisions or its subsidiaries, including full-time employees who are directors. Directors who are not full-time employees of Textron, its divisions or its subsidiaries are not eligible to receive awards under the 1994 Plan.

     The total number of shares of Textron Common Stock for which options may be granted under the 1994 Plan is 5,000,000, and the maximum number of stock options that may be granted to any individual in any calendar year is 75,000, in each case subject to adjustment as described below. Shares of Textron Common Stock issued upon exercise of options may be either authorized but unissued shares or previously issued shares held in the treasury. The maximum number of performance share units which may be granted under the 1994 Plan is 1,200,000, subject to adjustment as described below. The closing price of Textron Common Stock as reported for New York Stock Exchange Composite Transactions on March 4, 1994, was $57.50.

     The 1994 Plan will be administered by the Organization and Compensation Committee of the Board of Directors (the "Committee") which will determine the key employees to whom awards will be granted, the form and amount of awards, the dates of grant and the terms and provisions of each award (which need not be identical). No member of the Committee will be eligible to receive an award under the 1994 Plan. The Board of Directors may delegate the Committee's responsibilities to one or more officers or committees of Textron, but all decisions concerning the 1994 Plan that relate to executive officers of Textron will be made by the Committee.

STOCK OPTIONS

     The 1994 Plan provides for both incentive stock options ("Incentive Options"), as defined in section 422 of the Internal Revenue Code, and non-qualified options.

     All options granted under the 1994 Plan will be evidenced in writing. Each option will be at a purchase price per share of not less than 100 percent of the fair market value of Textron Common Stock at the time the option is granted. The purchase price must be paid in full at the time of exercise. The purchase price may be paid in cash, in shares of Textron Common Stock with a value equal to the exercise price or in a combination thereof. The term of each option will be for such period as the Committee determines, but no Incentive Option may be exercised later than ten years after the date of grant.

     If an optionee ceases to be an employee during the term of an option, the optionee may exercise the option within specified periods after such termination. Discharge for cause, however, terminates all option rights immediately. In the case of death of an optionee, the option may be exercised by the optionee's estate within one year after death or until expiration of the option, whichever occurs first. During an optionee's lifetime, options may be exercised only by the optionee or the optionee's legal guardian or representative.

PERFORMANCE SHARE UNITS

     To implement the policy of the Board of Directors that an increasing proportion of executive officer compensation should reflect the performance of Textron Common Stock, the 1990 Long-Term Incentive Plan was amended in December 1992 to discontinue awards of performance units and instead to award performance share units. Performance share units are fictional shares of Textron Common Stock which are valued for payment purposes at the market value of Textron Common Stock on the date the performance share units are earned. The 1994 Plan continues this approach.

     All performance share unit grants under the 1994 Plan will be evidenced in writing. In making each grant of performance share units, the Committee will establish the applicable performance measures or primary and minimum performance targets and the period during which those performance measures or performance targets are to be accomplished. Each performance measure or target will be expressed as an increase in Textron's earnings per share, net operating profit or return on equity or in terms of any other standard, financial or otherwise, which the Committee may determine. Attainment of a primary performance target will result in the earning of all performance share units related to that target. Failure to attain a minimum performance target will result in the failure to earn any performance share units related to that target. Attainment between the primary and minimum performance targets will result in the earning of a portion of the performance share units related to those targets, in the discretion of the Committee. Achievement beyond a primary performance target may result in the earning of more than the value of the performance share units related to that target, as the Committee may determine. For purposes of determining whether performance targets have been met, the Committee may, in its discretion, equitably restate Textron's earnings per share, net operating profit, return on equity or any other factor utilized in establishing the performance targets to take into account the effect of acquisitions or dispositions, extraordinary and non-recurring events, recapitalizations, stock dividends, stock splits or other similar events or any change in accounting practices, tax laws or other laws or regulations that significantly affect Textron's financial performance. Payment of earned performance share units will be in cash in an amount equal to the product of the number of performance share units earned and the current value of Textron Common Stock for the date on which the performance share units have been earned.

     In the case of the death, disability or normal or early retirement of a grantee more than one year into an award period, performance share units may continue to be earned as if the grantee's employment had not ended. In other cases in which Textron employment ends more than one year into an award period, a former employee will continue to earn related performance share units only as determined by the Committee. Upon any termination of employment for less than acceptable performance, all outstanding performance share units will be cancelled.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the Federal income tax consequences under the Internal Revenue Code with respect to Incentive Options, non-qualified options and performance share units.

     Incentive Options

     An optionee will not realize taxable income and Textron will not receive any deduction at the time of a grant or exercise of Incentive Options. If shares acquired upon the exercise of Incentive Options are not disposed of within two years from the date of grant, nor within one year from the date of exercise, any gain or loss realized upon disposition of the shares will be treated as long-term capital gain or loss. If the shares received upon exercise of an Incentive Option are disposed of prior to the end of the applicable holding periods described above, the difference between (a) the lesser of the fair market value of the shares on the date of exercise or the price received upon disposition of the shares and (b) the exercise price will be taxable to the optionee as ordinary income in the year in which such disposition occurs, and Textron will be entitled to a deduction in the amount of such ordinary income recognized by the optionee. Any further gain or loss upon disposition will be treated as short-term or long-term capital gain or loss depending on the holding period of the shares. If Incentive Options are exercised with Textron Common Stock previously owned by the optionee, such exercise will not be considered a taxable disposition of the previously owned stock unless such stock was itself received on exercise of Incentive Options and the holding periods described above for the exchanged stock have not been satisfied. To the extent that the aggregate option price of an optionee's Incentive Options which become exercisable in any year exceeds $100,000, such options will be treated as non-qualified options. If Incentive Options are exercised more than three months after the optionee's employment with Textron has ended, the Incentive Options will be treated as non-qualified options. For purposes of the alternative minimum tax only, the excess of the fair market value of the shares at the time of exercise of Incentive Options over the option price will be treated as additional income unless such shares are disposed of in the year of exercise.

     Non-qualified Options

     An optionee will not recognize taxable income and Textron will not receive any deduction at the time of the grant of non-qualified options. Upon the exercise of non-qualified options, the excess of the fair market value on the date of exercise of the shares received over the exercise price for such shares will be taxable to the optionee as ordinary income, and Textron will be entitled to a deduction at that time for the amount of such ordinary income recognized by the optionee. The subsequent sale of such shares by the optionee will be treated as short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on such sale and the fair market value of the shares at the time of exercise. If options are exercised with Textron Common Stock previously owned by the optionee, such exercise will not be considered a taxable disposition of the previously owned stock and no gain or loss will be recognized with respect to such stock upon such exercise. If additional shares are received by the optionee, the excess of the fair market value of all of the shares received over the sum of the fair market value of all of the shares surrendered and any cash payment made by the optionee upon exercise will be taxable as ordinary income to the optionee and will be deductible by Textron.

     Performance Share Units

     An employee will not recognize taxable income and Textron will not receive any deduction by reason of the grant or award of a performance share unit. The employee will recognize ordinary income equal to the cash paid to the employee at the time a performance share unit is earned and paid, and Textron will be entitled to a deduction for the amount of such ordinary income recognized by the employee.

GENERAL

     It is presently expected that in the first year following approval of the 1994 Plan, approximately 55 key executives, including executive officers, will receive awards of performance share units coupled with stock options and that approximately 400 other employees who are not executive officers will receive stock options without awards of performance share units. Information relating to the most recent prior awards to the Named Officers under the 1990 Long-Term Incentive Plan is contained in the Summary Compensation Table and the Stock Option Grants in Last Fiscal Year and Long-Term Incentive Plan Awards in Last Fiscal Year tables on pages 15, 16 and 18 of this Proxy Statement.

     The maximum number of shares of Textron Common Stock that may be subject to options, the maximum number of Performance Share Units available for grant, the number of shares of Common Stock covered by each outstanding option or Performance Share Unit and the price per share thereof, and the maximum number of options that may be granted to any individual employee will be adjusted in the event of a recapitalization, stock dividend, stock split or other similar event. In addition, shares which are subject to options which expire unexercised or which are terminated or cancelled will be added to the remaining maximum number of shares of Textron Common Stock that may be subject to options.

     The Board of Directors may at any time terminate the 1994 Plan or any part thereof and may from time to time amend the 1994 Plan as it may deem advisable, but the Board may not, without shareholder approval, increase the aggregate number of shares of Textron Common Stock which may be issued under the 1994 Plan (except as such number may be adjusted in the event of a recapitalization, stock dividend, stock split or similar event), or extend the period during which an Incentive Option may be exercised beyond ten years. Termination or amendment may not, without the consent of the participant, affect the participant's rights under an award previously granted.

     Awards granted under the 1994 Plan are not assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution.

     The 1994 Plan provides that outstanding options will be exercisable immediately and in full, and all outstanding performance share units will be deemed earned and payable immediately and in full, in the event of certain changes in control of Textron described in the Plan, unless determined otherwise by the Committee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADOPTION OF THE TEXTRON 1994 LONG-TERM INCENTIVE PLAN (ITEM 2 ON THE PROXY CARD).

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The firm of Ernst & Young audited the consolidated financial statements of Textron for 1993. The Board of Directors desires to continue the services of this firm for 1994. Accordingly, the Board of Directors recommends to the shareholders ratification of the appointment of Ernst & Young to audit the consolidated financial statements of Textron for 1994. If this resolution is defeated, the Board of Directors will reconsider its selection.

     A representative of Ernst & Young will be present at the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG (ITEM 3 ON THE PROXY CARD).

                               VOTING OF PROXIES

     Each valid proxy in the enclosed form received by Textron will be voted by the persons named therein. Unless the shareholder specifies otherwise, the shares represented by the proxy will be voted in favor of the election of the four nominees in Class I described in this Proxy Statement on pages 2 and 3. The Board of Directors knows of no reason why any of the nominees so named would be unavailable for election. If any nominee should be unavailable for election by reason of death or otherwise, the proxies may be voted for the election of such other person as may be recommended by the Board of Directors.

     Where a choice is specified on the proxy with respect to the proposals set forth therein, the shares represented by the proxy will be voted in accordance with the specification so made. Where a choice is not so specified, the shares represented by the proxy will be voted for approval of the adoption of the 1994 Plan and for ratification of the appointment of Ernst & Young as independent auditors.

     Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by delivering a written notice of revocation to the Secretary of Textron at 40 Westminster Street, Providence, Rhode Island 02903, by submitting a subsequent proxy or by voting in person at the meeting.

     The four nominees for director receiving the greatest number of votes cast in person or by proxy will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. Approval of the adoption of the 1994 Plan and ratification of the appointment of Ernst & Young as independent auditors each requires the favorable vote of a majority of shares present in person at the 1994 Annual Meeting or represented by proxy and entitled to vote thereon. Abstaining from voting on either the 1994 Plan or the appointment of auditors will have the same effect as voting against the proposal. Broker non-votes on either proposal will not be included in the calculation of shares entitled to vote for such proposal and will have no effect on the outcome.

     Textron's policy on confidential voting provides that no proxy, ballot or voting materials that identify the vote of a specific shareholder will be disclosed to Textron or its directors, officers or employees except (a) as required by law or for the defense of legal proceedings, (b) if the shareholder requests disclosure or (c) in a proxy contest if the party soliciting proxies in opposition does not agree to observe Textron's confidential voting policy. Comments of shareholders written on proxies or ballots are transcribed and provided to the Secretary of Textron. Votes are counted by employees of First Chicago Trust Company of New York, Textron's independent transfer agent and registrar, and certified by Inspectors of Election who are employees of First Chicago Trust Company of New York.

     FOR TEXTRON AND TEXTRON CANADA SAVINGS PLAN PARTICIPANTS: For participants in the Textron Savings Plan (the "TSP"), the accompanying proxy card indicates the number of shares allocated to the participant's account under the TSP and the number of shares, if any, allocated to the participant's Tax Credit Account under the TSP by Bankers Trust Company, as trustee for the TSP ("Bankers Trust"). When a participant's proxy card is returned properly signed, Bankers Trust will vote the participant's proportionate interest in the shares of Textron Common Stock held by Bankers Trust under the TSP in the manner the participant directs, or if the participant makes no direction, Bankers Trust will vote, with respect to the election of directors and the two proposals, the participant's proportionate interest in the shares of Textron Common Stock held by Bankers Trust under the TSP (except shares allocated to the participant's Tax Credit Account) in proportion to instructions received from other TSP participants. Shares allocated to a participant's Tax Credit Account will be voted only as the participant directs. For participants in the Textron Canada Savings Plan (the "TCSP"), the accompanying proxy card indicates the number of shares allocated to the participant's account under the TCSP by Royal Trust Corporation of Canada, as trustee for the TCSP ("Royal Trust"). When the participant's proxy card is returned properly signed, Royal Trust will vote such shares in the manner the participant directs, or if the participant makes no direction, Royal Trust will vote with respect to the election of directors and the two proposals all shares of Textron Common Stock allocated to the participant's accounts under the TCSP in proportion to instructions received from other TCSP participants. All such directions will be held in confidence.

                    OTHER MATTERS TO COME BEFORE THE MEETING

     The Board of Directors does not know of any matters which will be brought before the meeting other than those specifically set forth in the notice thereof. If any other matter properly comes before the meeting, it is intended that the persons named in and acting under the enclosed form of proxy or their substitutes will vote thereon in accordance with their best judgment.

                            SOLICITATION OF PROXIES

     All expenses incurred in connection with this solicitation will be borne by Textron. Textron may request banks and brokers to solicit their customers who have a beneficial interest in Textron's stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses of such solicitations. In addition to the use of the mails, solicitation may be made by employees of Textron by telephone, telegraph, cable and personal interview, without additional compensation for such services. Textron has retained D. F. King & Co., Inc., of New York, New York, a proxy soliciting organization, to solicit management proxies for the annual meeting. The fees of such organization in connection therewith are estimated to be $15,000, plus reasonable out-of-pocket expenses.

                 SHAREHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

     Shareholder proposals intended to be presented at the 1995 annual meeting of Textron shareholders must be received by Textron for inclusion in the proxy statement and form of proxy relating thereto on or before November 17, 1994. Textron's By-Laws contain provisions which impose certain additional requirements upon shareholder proposals.

                                            By order of the Board of Directors,

                                            /s/ Karen A. Quinn-Quintin
                                            Karen A. Quinn-Quintin
                                            Vice President and Secretary

March 16, 1994

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE PROVIDED.

                                  TEXTRON INC.
            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
P                 ANNUAL MEETING OF SHAREHOLDERS APRIL 27, 1994

R The undersigned hereby appoints James F. Hardymon, Thomas D. Soutter and
  Karen A. Quinn-Quintin, or any one or more of them, attorneys with full power O of substitution and revocation to each, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to X vote the shares of the undersigned in Textron Inc. as indicated on the proposals referred to on the reverse side hereof at the annual meeting of its Y shareholders to be held April 27, 1994, and at any adjournments thereof, and in their, his or her discretion upon any other matter which may properly come before said meeting.

This card also constitutes voting instructions (i) to the Trustee under the Textron Savings Plan to vote, in person
or by proxy, the proportionate interest      (Change of Address/Comments)
of the undersigned in the shares of
Common Stock of Textron Inc. held by the  __________________________________
Trustee under such Plan and (ii) to the
Trustee under the Textron Canada          __________________________________
Savings Plan to vote, in person or
by proxy, all shares of Common Stock of   __________________________________
Textron Inc. allocated to the accounts
of the undersigned under such Plan, in    __________________________________
each case as described in the proxy
statement.                                (If you have written in the above
                                          space, please mark the corresponding
                                          box on the reverse side of this card).
                                                                         SEE
                                                                         REVERSE
                                                                         SIDE

 -------------------------------------------------------------------------------
                              FOLD AND DETACH HERE





                                 ANNUAL MEETING
                                       OF
                              TEXTRON SHAREHOLDERS



                                     AGENDA
                                     ------

  Regular Shareholders Business
       To elect four Directors in Class I for a term of three years
       To approve adoption of the Textron 1994 Long-Term Incentive Plan
       To ratify appointment of independent auditors for 1994
       To transact such other business as may properly come before the meeting

  Shareholders Forum
       Report on progress of Textron
       Discussion with shareholders

/X/  Please mark your votes
     as in this example.

This proxy when properly executed will be voted as directed by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the nominees listed below and FOR proposals 2 and 3, or if this card constitutes voting instructions to a savings plan trustee, such trustee will vote as described in the proxy statement.

The Board of Directors recommends that you vote FOR the nominees listed below and FOR proposals 2 and 3.


                                                                                             FOR  AGAINST ABSTAIN
1. Election of  FOR*   WITHHELD FROM ALL     NOMINEES:             2. Proposal to approve    / /    / /    / /
Directors       / /    / /                  Lewis B. Campbell     adoption of the Textron
                                            R. Stuart Dickson     1994 Long - Term
                                            John D. Macomber      Incentive Plan
                                            John W. Snow
                                                                  3. Ratification            / /    / /    / /
                                                                  of appointment
                                                                  of independent
                                                                  auditors.

*Except vote withheld from the following Nominee(s):
_____________________________________________________
                                                                                             / / Change of Address/
                                                                                                 Comments on
                                                                                                 Reverse Side


                   Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                   __________________________________________________________


                   __________________________________________________________
                   SIGNATURE(S)                                   DATE

- --------------------------------------------------------------------------------
                              FOLD AND DETACH HERE





                                 ANNUAL MEETING
                                       OF
                              TEXTRON SHAREHOLDERS


                           Wednesday, April 27, 1994
                                   10:30 a.m.


                              Omni Biltmore Hotel
                                 Kennedy Plaza
                            Providence, Rhode Island


                                IMPORTANT NOTICE
                                ----------------

                    IT IS IMPORTANT THAT YOU VOTE, SIGN AND
                  RETURN THE ABOVE PROXY AS SOON AS POSSIBLE.
                     BY DOING SO, YOU MAY SAVE TEXTRON THE
                      EXPENSE OF ADDITIONAL SOLICITATION.

                                  [TEXTRON]

James F. Hardymon
Chairman and CEO                                           40 Westminster Street
Textron Inc.                                               Providence, RI 02903


Dear Fellow Participant:

      Textron's Annual Shareholders Meeting will be held on April 27, 1994. As a Participant in a Textron Savings Plan, you are entitled to instruct the Plan's Trustee as to how to vote your shares of Textron Stock. YOUR VOTE IS IMPORTANT.

      Enclosed with this letter is the proxy statement for the meeting, our 1993 Annual Report to Shareholders, and a voting card. Please complete your voting card and mail it in the enclosed envelope. If the Trustee does not receive this card by April 22, 1994, your shares will be voted in accordance with the provisions of the Plan.

      The subject of each proposal to be voted on is shown on the voting card and more fully explained in the proxy statement. The Board of Directors recommends that you instruct the Trustee to vote FOR Items 1, 2, and 3.

      Thank you for your continued support.

                                           Sincerely,

                                           Jim Hardymon

Enclosures

                                    TEXTRON
                         1994 LONG-TERM INCENTIVE PLAN

ARTICLE I -- GENERAL

     1.1 PURPOSE. This Plan authorizes the grant of stock options ("Options") and/or performance share units ("Performance Share Units") to officers and other selected employees of Textron Inc. ("Textron") and its related companies to induce them to continue as Textron employees and to reward them for improvement in Textron's long-term performance.

     1.2 ADMINISTRATION. (a) The Board of Directors of Textron (the "Board") shall appoint from among its members a committee (the "Committee") consisting of no fewer than three directors, none of whom shall be eligible, and none of whom shall have been eligible at any time within one year prior to or after exercising discretion in administering the Plan, for any award under the Plan or under any other employee benefit plan of Textron or any related company. Unless otherwise specified by the Board, the Committee, for purposes hereof, shall mean the Organization and Compensation Committee of the Board.

     (b) The Committee shall have the power subject to and within the limits of the Plan:

          (1) to determine from time to time which eligible persons shall be granted Options under the Plan, which Options shall be "Incentive Options" and which shall be "Non-Qualified Options," as each is hereinafter defined, the term of each granted Option, the time or times during the term of each Option within which all or portions of the Option may be exercised and the number of shares covered by each Option;

          (2) to determine from time to time which eligible persons shall be granted Performance Share Units under the Plan, to fix the number of Performance Share Units covered by each grant and the conditions of each grant;

          (3) to construe and interpret the Plan and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission or inconsistency in the Plan or in any agreement evidencing an award hereunder in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

          (4) to prescribe the terms and provisions of any award under an Option or Performance Share Unit granted pursuant to this Plan;

          (5) to authorize payments in accordance with Sections 2.5, 3.3, 3.4 or 3.6; and

          (6) generally, to exercise such powers and to perform such acts in connection with the Plan as are deemed necessary or expedient to promote the best interests of Textron.

     (c) The Board at any time may designate one or more officers or committees of Textron to act in place of the Committee in making any determination or taking any action under the Plan. Notwithstanding the above, all decisions concerning the Plan that relate to persons who are Directors or Principal Officers of Textron shall be made by the Committee.

     (d) The Board at any time may revest administration of the Plan, including all powers and duties of the Committee, in the Board, provided that in any matter relating to the administration of the Plan, a majority of the Board and a majority of the directors acting on such matter shall not be eligible, and shall not have been eligible at any time within one year prior thereto, for a grant under the Plan or under any other employee benefit plan of Textron or any related company. In such event all references herein to the Committee shall be deemed to refer to the Board.

     (e) All actions of the Board, the Committee or any designate under Section 1.2(c) in connection with the Plan shall be final, conclusive and binding. No member of the Board, the Committee or any designated committee, nor any designated officer, shall be liable for any action taken or decision made in good faith relating to the Plan or any grant or award hereunder.

     1.3 ELIGIBILITY. The Committee may grant Options or Performance Share Units under the Plan to any full-time employee of Textron or of any related company (determined at the date of grant) who is a corporate officer, Division or subsidiary president, administrative or professional employee, or other selected employee capable of making a substantial contribution to the success of Textron. Options or Performance Share Units may be granted to full-time employees who are also members of the Board. In making grants and determining their form and amount, the Committee shall consider functions and responsibilities of the employee, the employee's potential contributions to profitability and sound growth of Textron and such other factors as the Committee deems relevant.

     1.4 GRANTS. Grants under the Plan may be comprised of either or both of the following:

          (a) Options as described in Article II; and

          (b) Performance Share Units as described in Article III;

     1.5 EFFECTIVE DATE OF PLAN. The Plan shall be submitted to Textron shareholders for approval at the annual meeting on April 27, 1994, or at any adjournment of such meeting, and shall become effective immediately following its approval by the affirmative vote of the holders of a majority of the shares present and entitled to vote at such meeting.

     1.6 AGGREGATE LIMITATION ON GRANTS. (a) Shares of Textron Common Stock ("Common Stock") which may be issued pursuant to grants under the Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock purchased or acquired by Textron for this or any other purpose. Subject to section 4.9(a) (relating to adjustments upon changes in stock), the maximum number of shares of Common Stock which may be subject to Options under the Plan shall be 5,000,000, and the maximum number of Performance Share Units which may be granted under the Plan shall be 1,200,000.

     (b) In the event that (1) any Option granted under the Plan expires unexercised or is terminated or cancelled for any reason without having been exercised in full or (2) all or any part of any Performance Share Units granted under the Plan are terminated or unearnable for any reason, the number of shares of Common Stock theretofore subject to such Option, or the number of such Performance Share Units, or the unexercised, terminated, cancelled or unearnable portion thereof, shall be added to the remaining number of shares of Common Stock and Performance Share Units, respectively, available for grant under the Plan.

ARTICLE II -- OPTIONS

     2.1 GRANT OF OPTIONS. The Committee may from time to time, subject to the provisions of the Plan and such other terms and conditions as it may prescribe, grant to eligible employees one or more Options to purchase shares of Common Stock under the Plan. A maximum of 75,000 Options can be granted to any eligible employee during any calendar year. Options granted hereunder may be incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as it may be amended. Section 422 and the Internal Revenue Code of 1986, as each may be in effect from time to time, are hereinafter referred to, respectively as Section 422 and the Code. Options granted hereunder which are not Incentive Options are referred to as "Non-Qualified Options."

     2.2 OPTION AGREEMENTS. The grant of an Option shall be evidenced by a written Option Agreement, executed by Textron and the optionee, stating the number of shares of Common Stock subject to the Option, designating whether and to what extent the Option is an Incentive Option and containing such investment representations and other terms and conditions as the Committee may from time to time determine, or as may be required by Section 422 or any other applicable law.

     2.3 OPTION PRICE. The purchase price for the Common Stock covered by any Option granted under the Plan shall in no case be less than 100% of the fair market value of such Common Stock at the time the Option is granted. The purchase price of the shares as to which an Option shall be exercised shall be paid in full at the time of exercise at the election of the optionee (1) in cash, (2) by tendering to Textron shares of Common Stock then owned by the optionee having a fair market value equal to such purchase price, or (3) partly in cash and partly in shares of Common Stock valued at fair market value.

     2.4 TERM OF OPTION. The term of each Option granted under the Plan shall be for such period as the Committee shall determine but not more than 10 years from the date of grant thereof in the case of an Incentive Option. Each Option shall be subject to earlier termination as provided in Section 2.6 or under
Section 2.7, if applicable.

     2.5 EXERCISE OF OPTION. Each Option granted under the Plan shall be exercisable on such date or dates during the term thereof and for such number of shares of Common Stock as may be provided in the Option Agreement evidencing its grant provided that an Option shall not be exercisable for less than 50 shares (or the remaining number of shares subject to the Option if that number is less than 50). No option shall be exercisable for at least six months after the date of its issuance. To exercise an Option as to all or part of the shares covered thereby, an optionee shall furnish to the Secretary of Textron at Textron's principal office written notice of such exercise together with the purchase price for the shares. The notice shall specify the number of shares then being purchased. In the discretion of the Committee, the Option Agreement may provide that shares may be issued in the name of the optionee and another person jointly with rights of survivorship. During the life of the optionee, an Option shall be exercisable only by the optionee or by the optionee's guardian or legal representative.

     2.6 TERMINATION OF EMPLOYMENT. (a) If an optionee's employment with Textron or a related company shall terminate for cause, as determined by the Committee, all Options held by the optionee shall expire immediately.

     (b) If the employment with Textron and its related companies of an optionee who is not described in Section 2.6(a) shall end after the optionee has become eligible under a Textron salaried employees' pension plan for a normal or an early retirement benefit, the optionee shall have the right to exercise each Option granted to the optionee within 36 months after the end of the optionee's employment (or within such shorter period as may be specified in the related Option Agreement) to the extent the Option is exercisable at the time of exercise.

     (c) If an optionee's employment with Textron and its related companies shall end as a result of the optionee's total disability, the optionee shall have the right to exercise each Option granted to the optionee as to all unexercised shares until the expiration of its term. For purposes of the foregoing sentence and section 3.5(b)(1), "total disability" shall mean a permanent mental or physical disability as determined by the Committee.

     (d) If an optionee shall die while employed by Textron or a related company or while any Option granted to the optionee is still exercisable under Section 2.6(b), (c) or (e), any such Option may be exercised as to all unexercised shares within a period of one year from the date of the optionee's death by the executor or administrator of the optionee's estate or by the person or persons to whom the optionee shall have transferred such right by will or by the laws of descent or distribution.

     (e) If an optionee's employment with Textron and its related companies shall end for any reason not specified in Sections 2.6(a), (b), (c) or (d), the optionee shall have the right to exercise each Option granted to the optionee within three months after his or her termination but, unless otherwise determined by the Committee, only to the extent the Option is exercisable at the time of such termination of employment.

     (f) Notwithstanding anything to the contrary in this Section 2.6, in no event shall an Option be exercisable after the expiration of its term.

     2.7 INCENTIVE OPTIONS. (a) Incentive Options shall be subject to the additional terms and conditions of this Section 2.7.

     (b) No Incentive Option shall be issued hereunder to any individual who, at the time the Incentive Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of Textron or any related company.

     (c) To the extent that the aggregate fair market value (determined as of the time the Incentive Option is granted) of the Common Stock with respect to which any incentive stock options granted are exercisable for the first time by an optionee during any calendar year (under all employee benefit plans of Textron and its related companies) exceeds $100,000 (or such larger maximum as may be permitted under the Code for incentive stock options granted to an individual employee at the time the Incentive Option is granted), such options shall be treated as Non-Qualified Options.

     (d) Any optionee who disposes of shares of Common Stock acquired by or pursuant to exercise of an Incentive Option by sale, exchange, gift or other disposition described in Section 424(c) of the Code, either (1) within two years after the date of the grant of the Incentive Option under which the shares were acquired, or (2) within one year of the acquisition of such shares, shall notify the Secretary of Textron at Textron's principal office of such disposition, the amount realized, the exercise price and the date of exercise of such shares. Textron shall have the right to withhold from other sums which it may owe to the optionee, or to accept remittance by the optionee of sums in lieu of, an amount sufficient to satisfy any Federal, state and local withholding tax requirements relating to such a disposition.

     (e) The Option Agreement with respect to Incentive Options shall contain such other provisions as may be required by Section 422 or any other applicable law.

ARTICLE III -- PERFORMANCE SHARE UNITS

     3.1 AWARD OF PERFORMANCE SHARE UNITS. (a) The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to eligible employees one or more Performance Share Units. Such grants shall be evidenced in writing.

     (b) "Performance Share Units" means fictional shares of Textron Common Stock accumulated and accounted for under this Plan for the sole purpose of determining the cash amount of any distribution on account of earned Performance Share Units. The existence of Performance Share Units is for record-keeping purposes only and does not require any segregation of assets.

     3.2 CONDITIONS OF GRANT. When a grant of Performance Share Units is made, the Committee shall determine: (1) the number of Performance Share Units included in the grant; (2) the primary and minimum performance targets ("Performance Targets") or measures ("Performance Measures"), as described further in Section 3.4; and (3) the period ("Award Period") during which the Performance Targets or Performance Measures are to be accomplished.

     3.3 PAYMENT FOR PERFORMANCE SHARE UNITS. Payment in respect of earned Performance Share Units shall be due not more than 90 days after the Award Period for such Performance Share Units has ended. Such payment shall be in an amount determined under Section 3.6, or in a greater amount pursuant to the last two sentences of Section 3.4, and shall be made in one or more equal annual installments subject to such terms and conditions as the Committee shall specify. Payments for Performance Share Units shall be made in cash.

     3.4 PERFORMANCE MEASURES AND PERFORMANCE TARGETS. Upon making a grant of Performance Share Units, the Committee shall establish one or more Performance Measures or primary and minimum Performance Targets to be attained for the Award Period as a condition of the related Performance Share Units being earned in whole or part. The Committee may establish Performance Measures or Performance Targets for Textron and for any of its Divisions, subsidiaries or other business units. Performance Measures or Performance Targets may be expressed as an increase in Textron's earnings per share, net operating profit, return on equity or in terms of any other standard, financial or otherwise, as the Committee may determine. Attainment of a primary Performance Target in an Award Period shall result in the earning of all of the Performance Share Units related to that Performance Target. Failure to attain a minimum Performance Target in an Award Period shall result in the failure to earn any of Performance Share Units related to that Performance Target. Attainment between a primary and a minimum Performance Target in an Award Period shall result in the earning of a portion of the Performance Share Units related to those Performance Targets, as the Committee or, in the case of non-officers, the chief executive officer of Textron, may determine. Achievement beyond a primary Performance Target may result in the earning of more than the value of the Performance Share Units related to that Performance Target, as the Committee may determine. Performance Share Units, or any amount in excess of the value of the Performance Share Units, related to one or more Performance Measures shall be earned only as determined by the Committee.

     3.5 TERMINATION OF EMPLOYMENT. (a) If a grantee's employment with Textron or a related company shall terminate for less than acceptable performance, as determined by the Committee, all of the grantee's outstanding Performance Share Units will be cancelled immediately.

     (b) If the employment with Textron and its related companies of a grantee who is not described in Section 3.5(a) shall end during an Award Period but more than one year after its beginning:

          (1) due to death or total disability, or after the grantee has become eligible for an early or normal retirement benefit under a Textron pension plan for salaried employees, the grantee or the grantee's successor in interest shall be entitled to payment on account of the Performance Share Units earned during that Award Period, if any, as if the grantee's employment had continued throughout that Award Period; or

          (2) otherwise than as described in Section 3.5(b)(1), the Committee may deem all or any portion of the grantee's Performance Share Units for that Award Period to have been earned.

     (c) If a grantee's employment with Textron and its related companies shall end during an Award Period but one year or less after its beginning, all of the grantee's Performance Share Units relating to that Award Period shall be cancelled.

     3.6 AMOUNT OF PAYMENT FOR SHARE UNITS. Any payment with respect to earned Performance Share Units shall be made in cash and shall be in an amount equal to the product of (1) the current value of Textron Common Stock on the date on which they are deemed earned, times (2) the number of whole and fractional Performance Share Units which have been earned. For purposes of this Plan, earned Performance Share Units shall be deemed earned as of the last day of the applicable Award Period unless the Committee determines otherwise.

     3.7 CURRENT VALUE. As used in the Plan, the "current value" of a share of Textron Common Stock on any date shall be the average of the composite closing prices therefor, as reported in The Wall Street Journal, for the ten trading days after the date.

ARTICLE IV -- MISCELLANEOUS

     4.1 GENERAL RESTRICTION. Each grant or award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that any listing or registration of the shares of Common Stock or any consent or approval of any governmental body, or any other agreement or consent, is necessary or desirable as a condition of a grant, an award or issuance of Common Stock or cash in satisfaction thereof, such grant or award may not be consummated unless each such requirement is satisfied in a manner acceptable to the Committee.

     4.2 NON-ASSIGNABILITY. No award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution.

     4.3 WITHHOLDING TAXES. Whenever Textron proposes to or is required to issue or transfer shares of Common Stock under the Plan, Textron shall have the right to withhold or to require the participant to remit to Textron an amount sufficient to satisfy any Federal, state and local withholding tax requirements. Whenever under the Plan payments by Textron are to be made in cash, such payments shall be net of an amount sufficient to satisfy any Federal, state and local withholding tax requirements.

     4.4 NO RIGHT TO EMPLOYMENT. Nothing in the Plan or in any agreement entered into pursuant to it shall confer upon any participant the right to continue in the employment of Textron or a related company or affect any right which Textron or a related company may have to terminate the employment of such participant.

     4.5 NON-UNIFORM DETERMINATION. The determinations under the Plan of the Committee or of any designate (including without limitation its determinations of the persons to receive grants or awards, the form, amount, timing and payment of such grants or awards, the terms and provisions of such grants or awards, and the establishment of Performance Measures or Performance Targets) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

     4.6 NO RIGHTS AS SHAREHOLDERS. Recipients of grants or awards under the Plan shall have no rights as shareholders of Textron unless and until certificates for shares of Common Stock are issued to them.

     4.7 FAIR MARKET VALUE. Except as may be required by Section 422 or any other applicable law, as used in the Plan, "fair market value" on any date shall be the simple average of the high and low prices of the Common Stock on the New York Stock Exchange Composite Transactions Listing on such date.

     4.8 RELATED COMPANY. As used in the Plan "related company" means any corporation in which Textron at the time in question owns, directly or indirectly, stock possessing 50 percent or more of the total combined voting power of all classes of stock and any corporation which at the time in question owns, directly or indirectly, a similar interest in Textron.

     4.9 ADJUSTMENTS FOR CERTAIN CHANGES. (a) The aggregate number of shares of Common Stock and of Performance Share Units available for grant under the Plan, the number of shares of Common Stock covered by each outstanding Option or Performance Share Unit and the price per share thereof, and the maximum number of Options that can be awarded to any eligible employee shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend or any other increase or decrease in such shares effective without receipt of consideration by Textron.

     (b) The Committee may in its discretion and for purposes of determining whether Performance Measures or Performance Targets have been met, equitably restate Textron's earnings per share, net operating profit, return on equity or any other standard utilized in establishing the Performance Measures or Performance Targets in order to take into account the effect, if any, of (1) acquisitions or dispositions of businesses by Textron, (2) extraordinary and non-recurring events, (3) a change in capitalization described in Section 4.9(a), or (4) any change in accounting practices, tax laws or other laws or regulations that, in the opinion of the Committee, significantly affects the financial performance of Textron.

     4.10 CHANGE IN CONTROL. (a) Notwithstanding any other provision of this Plan, in the event of a change in control as defined in Section 4.10(b):

          (1) the Award Period for each outstanding Performance Share Unit shall end, and each such unit shall be deemed to have been earned, as of the end of the Award Period and shall be payable immediately and in full; and

          (2) each unexpired Option shall be exercisable, beginning immediately, as to all remaining shares subject to the Option.

     (b) For purposes of this Plan, a "change in control" shall occur if (i) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")) other than Textron, any "person" who on February 23, 1994 was a director or officer of Textron, any trustee or other fiduciary holding Common Stock under an employee benefit plan of Textron or a related company, or any corporation which is owned, directly or indirectly, by the stockholders of Textron in substantially the same proportions as their ownership of Common Stock, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act) of more than thirty percent (30%) of the then outstanding voting stock of Textron, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by Textron's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof, or (iii) the shareholders of Textron approve a merger or consolidation of Textron with any other corporation, other than a merger or consolidation which would result in the voting securities of Textron outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of Textron or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the shareholders of Textron approve a plan of complete liquidation of Textron of an agreement for the sale or disposition by Textron of all or substantially all of Textron's assets.

     4.11 AMENDMENT OR TERMINATION OF THE PLAN. The Board, without further approval of the shareholders, may at any time terminate the Plan or any part thereof and may from time to time amend the Plan as it may deem advisable including with respect to Incentive Options any changes deemed necessary or desirable to comply with Section 422 and any regulations thereunder; provided, however, that without shareholder approval, the Board may not (a) increase the aggregate number of shares of Common Stock which may be issued under the Plan (other than increases permitted under Section 4.9(a)) or (b) extend the period during which an Incentive Option may be exercised beyond 10 years. Termination or amendment of the Plan shall not, without the consent of the individual, affect any right of such individual (including without limitation any right under Section 4.10) under an award previously granted.

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